SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D. C.   20549



                                 FORM 8-K


                             CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934




      DATE OF REPORT  (date of earliest event reported ) :  1/8/96

                           BETHEL BANCORP
           (exact name of registrant as specified in charter)


    Maine                 01-16123                      01-0425066
(State or other        (Commission File               (IRS Employer
Jurisdiction of         Number)                        Identification
Incorporation                                          Number)


     489 Congress Street, Portland, Maine               04101
   (Address of principal executive offices)          (Zip Code)

  REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (207) 772-8587

    (Former name or former address, if changed since last report)


ITEM  5  Other Events
_____________________

     On Monday, January 8, 1996, the President of Bethel Bancorp (the "Company"), James D. Delamater, announced that the Company, subject to the receipt of necessary regulatory approvals, intends to merge the Company's two wholly-owned banking subsidiaries, Bethel Savings Bank F.S.B. and Brunswick Federal Savings Bank, F.A. (the "Bank Subsidiaries"). The proposed merger was approved by the Boards of Directors of the two Bank Subsidiaries on January 3, 1996. The resulting bank, which will be known as Northeast Bank, F. S. B. will have assets of over $200,000,000 and will operate eight branches in four Maine counties. The Bank Subsidiaries intend to apply to the Office of Thrift Supervision for approval of the proposed merger immediately.

     On the same day, Mr. Delamater announced that the Company intends to change its name to Northeast Bancorp upon the merger of its two Bank Subsidiaries and at the same time to change the symbol under which its stock trades on The Nasdaq Stock Market to NEBC.



                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Bethel Bancorp
                                     (Registrant)

                               By:    /s/ James D. Delamater
                                      James D. Delamater
                                      Its President


January 12, 1996
(Date)